UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement with VMS, LLC

On September 29, 2006, in connection with the closing of the sale of its assembly business, Dynamic Details Incorporated, Silicon Valley, a Delaware corporation ("DDiSV") and an indirect, wholly-owned subsidiary of DDi Corp., a Delaware corporation (the "Company"), and Dynamic Details, Incorporated, a California corporation ("Dynamic") and also an indirect, wholly-owned subsidiary of the Company, entered into a letter agreement (the "Letter Agreement") with VMS, LLC, a Delaware limited liability company ("Buyer"), and VERITEK Manufacturing Services, LLC, a Delaware limited liability company ("Buyer Guarantor"), amending the Asset Purchase Agreement (the "Purchase Agreement") entered into by them on August 8, 2006 and previously disclosed. The Purchase Agreement governs Buyer’s acquisition of certain assets of DDiSV and Dynamic which constitute the Company’s assembly business and Buyer’s assumption of associated liabilities of DDiSV and Dynamic.

Under the Letter Agreement, among other things, (a) Buyer agreed to pay to DDiSV the entire $12.0 million purchase price for the acquired assets, subject to a final adjustment, in cash at the closing of the acquisition, which occurred on September 29, 2006, rather than by the delivery of $11.5 million to DDiSV at closing and $500,000 to an escrow agent, which the escrow agent would have held, subject to any indemnification claims made thereon, for a period of time before releasing the remaining balance, if any, to DDiSV, (b) the reference amount of net working capital set forth in Section 2.8 of the Purchase Agreement on which any post-closing adjustment of the purchase price will be based was changed to $9.5 million, (c) Buyer agreed to bear responsibility for all costs associated with procuring certain software licenses related to the acquired assets and (d) the parties agreed that Dynamic would sublease one of the facilities relating to the acquired assets to Buyer rather than assigning the lease to Buyer.

Buyer and Buyer Guarantor are owned by a stockholder of the Company who holds less than 5% of the outstanding shares of the Company’s common stock, par value $0.001 per share.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full terms and conditions of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Separation Agreement with Brad Tesch

On October 2, 2006, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Brad Tesch, the Company’s former Chief Operations Officer. Under the Separation Agreement, Mr. Tesch resigned his position as Chief Operations Officer and agreed to a general release of all claims against the Company. If Mr. Tesch does not revoke the release provisions of the Separation Agreement and subject to certain other conditions, Mr. Tesch will be entitled to receive a payment in an amount equal to a pro-rata amount of the bonus Mr. Tesch would have earned under the Company’s 2006 Senior Management Bonus Program had Mr. Tesch remained employed with the Company through March 31, 2007, less applicable withholding taxes. In addition, if Mr. Tesch does not revoke the release provisions of the Separation Agreement, the Company will (a) extend the post-termination exercise period for certain unexercised stock options granted to Mr. Tesch so that all such stock options will be exercisable for the period ending October 2, 2007 and (b) accelerate the vesting of 950 Tranche A1 Options (exercise price of $3.43/share) granted to Mr. Tesch under the DDi Corp. 2003 Management Equity Incentive Plan and 19,048 stock options granted to Mr. Tesch under the DDi Corp. 2005 Stock Incentive Plan (exercise price of $5.67/share), so that such stock options will vest immediately and become fully exercisable.

A copy of the Separation Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to Exhibit 10.2 to this Current Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2006, the Company appointed Michael Mathews as Senior Vice President – Manufacturing Operations of the Company. Mr. Mathews, age 46, has served as the Company’s Vice President of Quality and Process Engineering since February 2006. Prior to joining the Company, Mr. Mathews served in various management roles with Sanmina-SCI, an electronics manufacturing services (EMS) company, from 1995 to 2006, most recently as Vice President Operations & Quality, PWB and Enclosures. While at Sanmina-SCI, Mr. Mathews also served as Operations Manager, Vice President American Eastern Region Enclosure Division and Vice President and General Manager PCB Division. Mr. Mathews began his career at Raytheon Company, Missile Systems Division, where he rose to Manufacturing Operations Manager.

Mr. Mathews holds a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Plastics Engineering both from the University of Massachusetts Lowell.

Mr. Mathews is currently employed pursuant to the terms of an employment letter dated February 10, 2006. The employment letter provides that Mr. Mathews will receive an annual base salary of $200,000 and be eligible to receive an annual performance-based bonus equal to up to 30% of Mr. Mathew’s base salary, in accordance with the Company’s 2006 Senior Management Bonus Program. Mr. Mathews’ employment is "at will" and may be terminated any time for any reason with or without notice; provided, however, that Mr. Mathews will be eligible to receive severance payments equal to 6 months’ base pay if the Company terminates Mr. Mathews’ employment for reasons other than cause. The Company intends to adjust Mr. Mathews' compensation in the near future to reflect his new role and his relocation to the Company's corporate headquarters in California.

Mr. Mathews replaces Brad Tesch, the Company’s former Chief Operations Officer, as the officer primarily responsible for overseeing the Company’s manufacturing operations. Mr. Tesch resigned as the Company’s Chief Operations Officer on October 2, 2006 to join Veritek Manufacturing Services to lead the assembly business recently acquired from the Company.

Item 8.01 Other Events.

On September 29, 2006, the Company completed the sale of its assembly business to VMS, LLC, for $12.0 million in cash, subject to final adjustment based on the net working capital of the assembly business at closing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Letter Agreement dated September 29, 2006 by and among Dynamic Details Incorporated, Silicon Valley, Dynamic Details, Incorporated, VMS, LLC and VERITEK Manufacturing Services, LLC.

10.2 Separation Agreement and Release dated October 2, 2006 between DDi Corp. and Brad Tesch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

October 5, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated September 29, 2006 by and among Dynamic Details Incorporated, Silicon Valley, Dynamic Details, Incorporated, VMS, LLC and VERITEK Manufacturing Services, LLC.
10.2	Separation Agreement and Release dated October 2, 2006 between DDi Corp. and Brad Tesch.